Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-1 No. 333-261469) of Regulus Therapeutics Inc.,
(2) Registration Statement (Form S-3 Nos. 333-231965, 333-236026, 333-251853, and 333-254063) of Regulus Therapeutics Inc.,
(3) Registration Statement (Form S-8 Nos. 333-233414 and 333-236020) pertaining to the 2019 Equity Incentive Plan of Regulus Therapeutics Inc.,
(4) Registration Statement (Form S-8 No. 333-184324) pertaining to the 2009 Equity Incentive Plan, 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan of Regulus Therapeutics Inc.,
(5) Registration Statement (Form S-8 No. 333-206511) pertaining to the Regulus Therapeutics Inc. Inducement Plan,
(6) Registration Statement (Form S-8 Nos. 333-188606, 333-194294, 333-201988, 333-209654, 333-215793, 333-222434 and 333-229514) pertaining to the 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan of Regulus Therapeutics Inc.,
(7) Registration Statement (Form S-8 Nos. 333-252733 and 333-262112) pertaining to the 2019 Equity Incentive Plan and the 2012 Employee Stock Purchase Plan of Regulus Therapeutics Inc.,
(8) Registration Statement (Form S-8 No. 333-261402) pertaining to the Regulus Therapeutics Inc. 2021 Inducement Plan,
(9) Registration Statement (Form S-8 No. 333-266800) pertaining to the 2022 Employee Stock Purchase Plan of Regulus Therapeutics Inc., and
(10) Registration Statement (Form S-8 No. 333-269184) pertaining to the 2019 Equity Incentive Plan, 2022 Employee Stock Purchase Plan, and 2021 Inducement Plan of Regulus Therapeutics Inc.;
of our report dated March 23, 2023, with respect to the financial statements of Regulus Therapeutics Inc. included in this Annual Report (Form 10-K) of Regulus Therapeutics Inc. for the year ended December 31, 2022.
/s/ Ernst & Young LLP
San Diego, California
March 23, 2023